EMPLOYMENT  AGREEMENT

THIS EMPLOYMENT AGREEMENT (hereinafter “Agreement”) is made and entered into this 15th day of May, 2012, by and between ROBERT GROVER (“Grover”) and PCS EDVENTRURES!.COM, INC., an Idaho corporation (the “Company”).

R E C I T A L S

A.

Grover was appointed Chief Executive Officer (“CEO”) of the Company effective January 5, 2012;

B.

Grover has continued to be the CEO of the Company since the date of his appointment;

C.

The purpose of this Agreement is to memorialize the terms of Grover’s employment with the Company as CEO.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.

The Company continues to employ Grover as its CEO and Grover hereby accepts employment as the Company’s CEO.

2.

Grover’s employment with the Company and his appointment as CEO is and shall be “at will.”  Grover may voluntarily terminate his employment with the Company at any time upon thirty (30) days written notice prior to the effective date of termination.  The Board of Directors of the Company may terminate Grover’s appointment as CEO at any time with or without cause, and may terminate Grover’s employment with the Company without or without cause upon thirty (30) days written notice prior to the effective date of any such termination as an employee of the Company.

3.

The Company shall pay to Grover, as CEO, an annual salary of One Hundred Thousand and 00/100 Dollars ($100,000.00), paid monthly, one-half thereof on the 15th day of the month and one-half thereof on the last day of the month.  In the event Grover’s appointment as CEO is terminated, but Grover remains as an employee of the Company, the Company, and its Board of Directors, reserves the right to adjust Grover’s salary appropriately for such employment, duties and responsibilities as Grover may assume as an employee of the Company in a position other than CEO.  Grover, as CEO of the Company, shall be eligible for such increases in salary as may be determined by the Board of Directors during Grover’s future employment with the Company.  Grover shall be eligible as a full time employee for participation in the Company’s health, dental,

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vision and other group insurance plans in accordance with the terms of such plans as currently exist and as may be amended from time to time in the future.  Grover shall continue to be eligible for participation in and eligible for any benefits or awards deemed by the Board of Directors of the Company to be appropriate under the Company’s 2009 Equity Incentive Plan, as the same exists and may be amended or restated from time to time in the future.  The Company shall reimburse Grover for any business, client or vendor entertainment or meal expense consistent with the Company’s policies as set forth in the Employee Handbook.  Grover shall be entitled to three (3) weeks of paid vacation annually through the end of the calendar year 2013 and thereafter entitled to four (4) weeks of vacation each year, regardless of whether he is CEO or an employee of the Company.  Grover shall be entitled to such other medical and family leave benefits as are available to full time employees of the Company.

4.

Grover shall receive an award of one hundred and fifty thousand (150,000) shares of Rule 144 Restricted Common Stock of the Company as soon as practical after execution of this Agreement.  Said restricted stock award shall be made pursuant to the terms of an award agreement under the Company’s 2009 Equity Incentive Plan.  In addition to said restricted stock award, the Company will issue to Grover an Incentive Stock Option Award Grant in the form required and in accordance with the Company’s 2009 Equity Incentive Plan.  Said Incentive Stock Option Award Grant shall be effective May 15, 2012, and shall entitle Grover to any right to exercise the options as set forth in the Grant at a price of $ .05 per share, the same being the price per share of the Company’s common stock on May 15, 2012.

5.

Grover shall perform the responsibilities of CEO of the Company summarized and set forth in the attachment to this Agreement.

6.

Grover will be eligible for such additional incentive awards or grants from time to time in the future as may be determined by the Board of Directors, in their sole discretion, consistent with the terms of the Company’s 2009 Equity Incentive Plan.

7.

Grover acknowledges and agrees to be bound by the Company’s policies regarding trade secrets, confidential information, nondisclosures, and insider trading as set forth in the Employee Handbook of the Company and as set forth separately in other documents and agreements between the Company and its employees, as the same may be amended from time to time.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the date first above written.

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PCS EDVENTURES!.COM, INC.

By /s/Leann Gilberg

Its: CFO

/s/Robert Grover

ROBERT GROVER

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